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                                                                    EXHIBIT 23.4

                              CONSENT OF KPMG LLP

     We consent to the incorporation by reference in the Registration Statement on Form S-3 of Suiza Foods Corporation of our report on the consolidated financial statements of Continental Can Company, Inc., dated March 5, 1998 appearing in the Annual Report on Form 10-K of Continental Can Company, Inc. for the year ended December 31, 1997; and to the reference to our firm under the heading "Experts" in this Prospectus, which is part of such Registration Statement.

                                            /s/  KPMG LLP

Melville, New York
January 5, 1999